BRF S.A.

Rua Hungria,  nº  1400

5º andar,  CEP:  1455000,  São  Paulo  -  SP

c/o  Claudio  Eugenio  Stiller  Galeazzi  Investor Relations Officer Tel:  55  (11)  2322  5052

Fax: 55  (11)  2322  5740

e-mail: acoes@brasilfoods.com

April 15,  2014

BRF S.A.  –  Disclosure of Acquisition of a Material Shareholding Stake

Dear Sirs,

1              In the name of some of its clients as investment manager, BlackRock, Inc.  (“BlackRock”) hereby notifies that it has acquired common shares issued by BRF  S.A.  (“BRF”),  on April 10, 2014,  its overall stake on an aggregate basis reaching 34,540,789  common shares and 9,372,885  American  Depositary  Receipts  (“ADRs”),  representing about 5.03%  of the total common shares issued by BRF.

2              Pursuant to Paragraph, Article 12,  Instruction  358  of the Brazilian Securities and Exchange Commission (“CVM”),  of January 3,  2002,  as amended, BlackRock,  hereby requests BRF’s Investor Relations Officer to notify the following to the CVM  and the other competent bodies:

(i)                 BlackRock  has registered offices at 40  East  52 nd  Street, New York, New York 10022-5911,  United States of America;

(ii)                the corporate stakes held by BlackRock on an aggregate basis have reached 34,540,789 common shares and  9,372,885  ADRs  representing approximately 5.03%  of the total common shares issued by BRF, as specified in item  1  above;

(iii)              the purpose of the aforementioned corporate stakes is strictly as an investment, there being no intention of altering BRF’s shareholding control or management structure;

(iv)              BlackRock holds no debentures convertible into shares or any securities convertible into shares issued by BRF;  and

(v)                no contracts or agreements have been signed by BlackRock,  which regulate the exercise of voting rights or the purchases and sale of securities issued by BRF.

Please contact us should you need further clarification or additional comments which you deem necessary on the matter.

Sincerely,